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                                                                      EXHIBIT 99


                            FORT BEND HOLDING CORP.
                               ROSENBERG, TEXAS


FOR IMMEDIATE RELEASE                           CONTACT:  Lane Ward
                                                          Vice Chairman and
                                                          President
                                                          (281) 342-5571


             FORT BEND HOLDING CORP. STOCKHOLDERS APPROVES MERGER

Rosenberg, Texas, March 22, 1999 - Fort Bend Holding Corp. (the "Company") (NASDAQ:FBHC) announced today that the Company's Stockholders approved the Agreement and Plan of Merger with Southwest Bancorporation of Texas, Inc. at the Special Meeting of Stockholders on Thursday, March 18, 1999. The Company's legal merger closing is scheduled to occur on April 1, 1999.

FBHC serves Fort Bend, Harris, Wharton, Waller and Montgomery Counties in Southeast Texas through its subsidiary, FBF, headquartered in Fort Bend County and FBF's subsidiary Mitchell Mortgage Company, L.L.C. located in The Woodlands, Texas. FBF's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".